EXHIBIT 10.(c)

		  TRANSITION AND CONSULTING AGREEMENT


		THIS TRANSITION AND CONSULTING AGREEMENT

("Agreement"), made and entered into as of the 11th day of September, 1997, by and between BROWN GROUP, INC. ("Brown"), a New York corporation, and B. A.

BRIDGEWATER, JR. ("Bridgewater").

		WITNESSETH THAT:

		WHEREAS, Bridgewater is an employee of Brown and currently

serves as Chairman of the Board of Directors, President and Chief Executive

Officer;

		WHEREAS, on or before March 31, 1999, Bridgewater will retire as an employee of Brown;

		WHEREAS, Bridgewater possesses executive skills and leadership experience which Brown is desirous of calling upon from time to time during the development of successor leadership in the forty-eight months following such retirement; and

		WHEREAS, Bridgewater is willing to provide his skills and the benefit of his leadership experience, from time to time, as a consultant over such forty-eight-month period;

		NOW, THEREFORE, in consideration of the premises and of the

mutual covenants and agreements hereinafter set forth, Brown and Bridgewater covenant and agree as follows:

		1.      Engagement as Consultant.  Brown hereby engages

Bridgewater as a consultant effective as of the first day of the month following Bridgewater's retirement as an employee, and Bridgewater hereby accepts such engagement at that time in accordance with the terms and conditions hereinafter set forth.  As a consultant, Bridgewater shall be an independent contractor with Brown and shall not for any reason be considered an employee of Brown.

		2.      Consulting Duties.  The Chief Executive and/or the

Chairman of the Board of Directors may from time to time request Bridgewater to furnish his services as a consultant.  Such services shall include:

		a.      consultation concerning the management and overall

			policy and strategic direction of the businesses of

			Brown and the financial consequences thereof;

		b.      consultation with respect to special projects designated

			by the Chief Executive and/or the Chairman of the Board

			of Brown.

Bridgewater shall not be required to hold himself available for consulting services at any fixed time, but shall be available on a reasonable basis.

Bridgewater's presence shall not be required at any particular office or place in order to render his consulting services unless such services could not reasonably be performed in another location or by telephone or letter.

		3.      Term.  Subject to Section 12 below, the term of this

consulting engagement shall be from the first day of the month following

Bridgewater's retirement as an employee of Brown through the end of the forty-

eight-month period following such retirement (the "Consulting Period").

		4.      Compensation.  Subject to the terms of this Agreement,

in consideration for Bridgewater's agreements contained herein, Bridgewater shall be paid compensation of Two Hundred Seventy-Five Thousand Dollars

($275,000) for each twelve-month period during the first two years of the

Consulting Period and Two Hundred Forty-Five Thousand Dollars ($245,000) for

each twelve month period during the last two years of the Consulting Period.

Compensation shall be paid in approximately equal installments no less frequently than monthly.  Bridgewater shall also be reimbursed by Brown for any reasonable and necessary expenses incurred by him in the performance of his consulting duties.

		5.      Election as Director.  It is contemplated that

Bridgewater, at the May 1998 meeting of the shareholders of Brown, will stand for re-election to the Board of Directors of Brown.  In the event of re-election, Bridgewater will also serve as Chairman of the Board of Directors until his retirement as an employee or his earlier resignation.  It is agreed that he will tender his resignation as a director when he retires as an active employee.
		6.      Office and Secretary.  Upon commencement of and during

the Consulting Period, Brown shall provide Bridgewater with office space and secretarial assistance in Clayton, Missouri similar to that currently provided to him.

		7.      Restricted Stock and Retirement Benefits.  In the event

of Bridgewater's retirement as an active employee prior to attainment of age

65,  on or after January 1, 1998, (a) all shares of restricted stock previously granted to Bridgewater still subject to restrictions in accordance with section VII(C) of the Brown Group, Inc. Stock Option and Restricted Stock Plan

of 1994 shall become immediately free of such restrictions, and (b) for purposes of calculating his retirement benefits under the Brown Group, Inc.

Retirement Plan and the Supplemental Retirement Plan ("SERP"), Bridgewater

shall be deemed to have retired at age 65.

		8.      Tax Services, Security Services, Title.  During the

Consulting Period Bridgewater shall continue to receive at the expense of Brown tax preparation services similar to those currently provided to him by Ernst &

Young, and security services similar to those currently provided through Brown.

He shall during the Consulting Period and thereafter, as he wishes, refer to himself as the "Retired Chairman" of Brown.

		 9.     Death or Disability.  In the event of the death or

permanent disability of Bridgewater during the Consulting Period, payments otherwise due hereunder to Bridgewater pursuant to Section 4 shall be paid to his designee at the same times and in the same amounts as if paid to

Bridgewater, but only until the end of the calendar year in which such death or disability occurs.

		10.     Confidential Information.  During the Consulting Period

and thereafter, Bridgewater will not directly or indirectly (without Brown's prior written consent) use for himself or use for, or disclose to, any party other than Brown or its subsidiaries any secret or confidential or proprietary information or data relating to the business of Brown or its subsidiaries or any such information or data with respect to businesses being investigated by

Brown for acquisition.

		11.     Noncompetition Agreement.  Bridgewater agrees that

during the Consulting Period and for a period of three years thereafter, he will not engage in or enter the employ of, act as a consultant to or have any interest in any other person, firm, corporation or other entity engaged in any related or similar business activities competitive with the business of any division of Brown or any of its subsidiaries.  This restriction shall be applicable only with respect to the manufacturing, importing and retail areas in which Brown or its subsidiaries shall have conducted business operations at any time during the Consulting Period, and nothing herein shall restrict

Bridgewater from owning two percent or less of the corporate securities of any competitor of Brown, which securities are listed on any national securities exchange or traded over-the-counter, if Bridgewater has no other connection or relationship with the issuer of such securities or from serving as a director of any corporation which is not a competitor of Brown.

		The parties acknowledge the broad scope of the restrictions

contained in this Section 11, but expressly agree and acknowledge that the restrictions are reasonable and shall be fully enforceable in light of, among other things, (i) the worldwide markets in which Brown and its subsidiaries operate their businesses, (ii) the extremely sensitive, confidential trade secret information to which Bridgewater has had, and will have, access, and

(iii) Brown's legitimate interests in protecting its confidential information,

goodwill and relationships.
		12.     Enforcement of Terms.  If Bridgewater violates the

terms of Section 10 or Section 11 during the Consulting Period, Brown may terminate this Agreement and shall be relieved of its obligation to make any further payments hereunder.  In addition, if Bridgewater violates the terms of

Section 10 or Section 11, whether during the Consulting Period or thereafter,

Brown shall be entitled to obtain full injunctive relief restraining Bridgewater from violation of such terms in addition to any other legal or equitable remedies to which Brown may be entitled. Bridgewater acknowledges that the harm which would result to Brown from any violation of the terms of Sections

10 and 11 would be largely irreparable.

		13.     Definition of Subsidiary.  The terms "subsidiary" or

"subsidiaries" as used herein shall mean a corporation owned or controlled by

Brown, directly or indirectly through stock ownership, and shall include (but not be limited to) each corporation, a majority of the voting stock of which is owned by Brown or any such other majority-owned subsidiary (or a chain thereof) of Brown.

		14.     Nonwaiver of Rights.  The failure to enforce at any

time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this

Agreement.

		15.     Invalidity of Provisions.  In the event that any

provision of this Agreement is adjudicated to be invalid or unenforceable under applicable law, the validity and enforceability of the remaining provisions shall be unaffected.  To the extent that any provision of this Agreement is adjudicated to be invalid or unenforceable because it is overbroad, that provision shall not be void but rather shall be limited only to the extent required by applicable law and enforced to the maximum extent allowed under such law.

		16.     Assignment.  This Agreement shall be freely assignable

by Brown to any person, firm, corporation or other entity which shall succeed,

in whole or in part, to the business presently operated by Brown and shall inure to the benefit of, and be binding upon, Brown, its successors and assigns; but, being a contract for personal services, neither this Agreement nor any rights hereunder shall be assigned by Bridgewater.

		17.     Governing Law and Choice of Forum.  This Agreement

shall be interpreted in accordance with and governed by the laws of the State of Missouri.  Any actions or proceedings arising out of or relating, directly or indirectly, to this Agreement shall be filed and litigated exclusively in any state or federal court located in the City or County of St. Louis.

		18.     Amendments.  No modification, amendment or waiver of

any of the provisions of this Agreement shall be effective unless agreed to in writing by the parties hereto.

		19.     Notices.  Any notice to be given by either party

hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, certified or registered mail, postage prepaid, as follows:

			TO BROWN:           Brown Group, Inc.
					    8300 Maryland Avenue
					    St. Louis, Missouri  63105
					    Attention:
					    Vice President and General Counsel

			TO BRIDGEWATER:     B.A. Bridgewater, Jr.
					    35 Overhills Drive
					    St. Louis, Missouri  63124

or to such other address as may have been furnished to the other party by written notice.

		IN WITNESS WHEREOF, the parties hereto have caused this

Agreement to be executed as of the 11th day of  September, 1997 in the County

of St. Louis, State of Missouri.

					    BROWN GROUP, INC.



					    By      /s/ Robert D. Pickle
					       ------------------------------
						      Vice President



						B. A. BRIDGEWATER, JR.



					       /s/ B. A. Bridgewater, Jr.
					     ------------------------------